STOCK OPTION AGREEMENT
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     THIS AGREEMENT is made as of the 28th day of March, 1995,
between ALTA GOLD CO., a Nevada corporation ("Company"), and
GERALD METALS, INC., a Delaware corporation ("Gerald").


                       W I T N E S S E T H
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     WHEREAS, Gerald has loaned certain funds to Company and has provided financial and consulting services to Company including consultation services in connection with hedging and precious metals sales pursuant to that certain Purchase/Refining Agreement of even date herewith;

     NOW, THEREFORE, in consideration of Gerald's funding and services and the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1.   GRANT OF STOCK OPTION.   Company hereby grants to
Gerald a stock
 option (the "Option") entitled Gerald, at any time and from time to time during the period set forth in Section 2 of this Agreement, to purchase from Company, at a price of One and 1/32nd Dollars ($1-1/32) per share, up to, but not exceeding in the aggregate, one hundred fifty thousand (150,000) shares of Company's Common Stock ("Common Stock").
"Dollars" and the sign "$", as used in this Agreement, shall mean lawful money of the United States of America.

     2.   VESTING AND EXERCISE OF OPTION.   The Option shall
be fully vested and exercisable beginning on the date hereof and continuing for a period of five (5) years from the date hereof.

     3.   METHOD OF EXERCISING OPTIONS.   Gerald, from time
to time, may exercise the Option in whole or in part by delivering to
Company: (i) a written notice duly signed by Gerald, stating the number of shares that Gerald has elected to purchase at that time from Company and (ii) cash, check, bank draft, bank wire transfer or postal or express money order payable to the order of Company, or Common Stock with a fair market value on the exercise date, in an amount equal to the purchase price of the shares then to be purchased.

     4.   ISSUANCE OF SHARES.    As promptly as practical after
receipt of such written notification and consideration, Company shall issue or transfer to Gerald the number of shares with respect to which the Option has been so exercised and shall deliver to Gerald a certificate or certificates therefor in Gerald's name.

     5.   TRANSFERABILITY AND INVESTMENT INTENT.    The
Option is transferable by Gerald; Gerald agrees that any such transfer will be in compliance with all applicable laws, including all federal and state securities laws. Gerald acknowledges that the option has not been registered under the Securities Act of 1933, as amended, and that the Option may not be sold or transferred unless it is subsequently registered or an exemption from registration is available. Gerald is acquiring the Option for its own account, for investment purposes only and not with a view toward the resale or distribution thereof.

     6.   REGISTRATION AND LISTING.    Company hereby agrees
to promptly register the shares issuable under the Option with the Securities and Exchange Commission on Form S-8 (or other comparable available form) and to keep such registration effective during the term of the Option, subject to notice of issuance, on NASDAQ and any other stock exchange in which the Common Stock may be listed. Company further agrees to promptly register or qualify the shares issuable under the Option with any other applicable governmental body as may be required, and to otherwise comply regulatory body as may be required, and to otherwise comply with all applicable laws, rules and regulations relating to Company's obligation to sell and deliver shares hereunder.

     7.   NOTICE.    Every notice or other communication relating to
this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address is so designated, all notices or communications by Gerald to Company shall be mailed or delivered to Company at its office at 601 Whitney
Ranch Drive, Suite 10, Henderson, Nevada 89014, Attention: President, and all notices or communications by Company to Gerald shall be mailed or delivered to Gerald at its office at High Ridge Park, P.O. Box 10134, Stamford, Connecticut 06904, Attention: Robert C. Kaeser, Vice
President.

     8. ADJUSTMENTS. In the event of any change in the voting Common Stock of Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of voting Common Stock, or any rights offering to purchase voting Common Stock at a price substantially below fair market value, or of any similar change affecting the voting Common Stock, then in any such event the number and kind of shares subject to the Option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as to prevent substantial dilution or enlargement of the rights granted to Gerald hereunder.

     9.   GOVERNING LAW.   This Agreement shall be construed in
accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                   ALTA GOLD CO.

                                   By:  Robert N. Pratt
                                   Title:  President


                                   GERALD METALS, INC.

                                   By:  Robert C. Kaeser
                                   Title:  Vice President